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                                                                   EXHIBIT 10.19

                                 LOAN AGREEMENT

                          Dated as of January 26, 2007

     Allegro MicroSystems, Inc., a U.S. corporation ("AMI"), and Sanken Electric Co., Ltd., a Japanese corporation ("JSK"), hereby agrees as follows:

1. The Loan. Subject to the terms and conditions of this Agreement, JSK hereby lends to AMI, and AMI hereby borrows from JSK, US $3,300,000 on January 26, 2007 (the "Loan").

2. Repayment of Loan. The Loan shall be repaid in the lump on January 25, 2008. JSK shall accept an early paying off the Loan by AMI anytime with no penalty.

3. Interest. Interest shall accrue on the unpaid principal balance. The interest rate for the Loan is equal to the announced 3-month BBA LIBOR (London Inter Bank Offered Rate) + 0.45% spread. The interest rate shall be changed to new rate every three months. The interest rate for each period shall be determined by the following rule:

     Interest Rate from April 1 to June 30: 3-month BBA LIBOR on the last bank trading day in March + 0.45%.

     Interest Rate from July 1 to September 30: 3-month BBA LIBOR on the last bank trading day in June + 0.45%.

     Interest Rate from October 1 to December 31: 3-month BBA LIBOR on the last bank trading day in September + 0.45%.

     Interest Rate from January 1 to March 31: 3-month BBA LIBOR on the last bank trading day in December + 0.45%.

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4.   Payment of Interest. An accrued interest shall be paid on January 25, 2008 with the principal.

5. Manner of Payment. Payments of principal and interest shall be made in an U.S. Dollar in immediately available funds. Payments shall be remitted to JSK's account #68910 at The Resona Bank, Ltd., Ikebukuro Branch.

6. Unsecured Loan. Any assets of AMI or other collateral do not secure this Loan.

7. No Separate Note. This Loan is not evidenced by a separate promissory note. This Agreement itself shall constitute evidence of indebtedness.

8. Acceleration. In the event that AMI should fail to make timely payments of principal or interest pursuant to this agreement, and such default is not cured within ten days, then, as JSK's option, JSK may declare the entire outstanding principal balance of the Loan to be immediately due and payable.

9. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

SANKEN ELECTRIC CO., LTD.               Allegro MicroSystems, Inc.


By: /s/ Akira Ota                       By: /s/ Mark A. Feragne
    ---------------------------------       ------------------------------------
    Akira Ota                               Mark A. Feragne

Title: Corporate Officer,               Title: Chief Financial Officer
       Planning and Finance Division,
       Administration Headquarters